American Realty Investors, Inc. 10-K

EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc., the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2015:

Corporations (including direct and indirect ownership through subsidiaries)

Name	Ownership	Jurisdiction
ART Edina, Inc.	100.00%	Nevada
EQK Holdings, Inc.	100.00%	Nevada
ART Elm Fork Ranch, Inc.	100.00%	Nevada
ART Florentina, Inc.	100.00%	Nevada
ART GNB, Inc.	100.00%	Nevada
ART Lake Chateau, Inc.	100.00%	Nevada
ATI Mineral Holdings, Inc.	35.76%	Nevada
EQK Port Olpenitz, Inc.	100.00%	Nevada
EQK Portage, Inc.	100.00%	Nevada
Transcontinental Realty Acquisition Corporation	100.00%	Nevada
Transcontinental Realty Investors, Inc.	15.87%	Nevada
Transcontinental Realty Investors, Inc.	80.90%	Nevada

LLC interests (including direct and indirect ownership through subsidiaries)

Name	Ownership	Jurisdiction
Gruppa Florentina, LLC	20.00%	California
Trinity East Energy, LLC	24.50%	Nevada
EQK Holdings, LLC	100.00%	Nevada
EQK Texas Plaza Land, LLC	100.00%	Nevada
Valwood Acres, LLC	100.00%	Nevada
AM Manager, LLC	100.00%	Nevada

Partnership interests (including direct and indirect ownership through subsidiaries)

Name	Ownership	Jurisdiction
Garden Whispering Pines, LP	1.00%	DE
Cross County National Associates, LP	100.00%	IL
Cross County National Associates, LP	1.00%	IL
Edina Park Plaza Associates Limited Partnership	100.00%	TX
Elm Fork Ranch Partners, LTD	100.00%	TX

Note 1: Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), is also a subsidiary of the Registrant through the ownership of approximately 80.90% of the outstanding common stock of TCI by the Registrant and Transcontinental Realty Acquisition Corporation. A list of all subsidiaries and partnership interests of TCI is filed as exhibit 21.1 to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “TCI Form 10-K”) which was filed with the Commission on March 30, 2016, which exhibit is incorporated by reference herein.

Note 2: Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”), is also an indirect subsidiary of the Registrant through the ownership of approximately 81.12% of the outstanding common stock of IOT by Transcontinental Realty Investors, Inc. (see Note 1). A list of all subsidiaries and partnership interests of IOT is filed as exhibit 21.1 to IOT’s annual Report on Form 10-K for the fiscal year ended December 31, 2015 which was filed with the Commission on March 30, 2016, which exhibit is incorporated by reference herein.